EXHIBIT 99.1

In 1997, the Financial Accounting Standards Board issued Statement No.128, "Earnings Per Share" (FAS 128). FAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. Earnings per share amounts for all periods have been restated to conform to FAS 128 requirements.

QUARTERLY FINANCIAL INFORMATION

         The following information restates income (loss) per share amounts

                                                                Dec. 31,           Mar. 31,           June 30,           Sept. 30,
                                                                    1996               1997               1997                1997
                                                                --------           --------           --------           ---------
Net income (loss) per share                                        $0.10             ($0.11)              $0.33              $0.36
as previously reported

Net income (loss) per share restated:
Basic income (loss) per share                                      $0.11             ($0.11)              $0.36              $0.39
Diluted income (loss) per share                                    $0.10             ($0.11)              $0.33              $0.36


                                                                Dec. 31,           Mar. 31,            June 30,          Sept. 30,
                                                                    1995               1996                1996               1996
                                                                --------           --------           --------           ---------
Net income per share                                               $0.12              $0.17               $0.16              $0.15
as previously reported

Net income per share restated:
Basic income per share                                             $0.12              $0.18               $0.18              $0.17
Diluted income per share                                           $0.12              $0.17               $0.16              $0.15

FISCAL YEAR INFORMATION

The following  information restates net income per share amounts under Item 6 of the Company's 1997 Form 10-K.
                                                               1997          1996          1995          1994          1993
                                                               ----          ----          ----          ----          ----

Net income per share                                          $1.09         $0.60         $0.63         $0.25         $0.11
as previously reported (see Note A)

Net income per share restated:
Basic income per share                                        $1.19         $0.65         $0.68         $0.27         $0.12
Diluted income per share                                      $1.09         $0.60         $0.63         $0.25         $0.11

Note A - Excludes $11.3 million ($0.42 per share) of acquisition expense in FY97 and $4.1 million ($0.18 per share) of purchased R&D expense in FY94. Also excludes $1.5 million ($0.08 per share) of extraordinary gain on forgiveness of debt in FY95 and $.2 million ($0.01 per share) of gain on disposal of division in FY93.

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

                               FAS 128 DISCLOSURE

The  calculation  of Basic and  Diluted  income  per share for each of the three years ended September 30, 1997 are as follows:
                                                                      1997               1996              1995
                                                                      ----               ----              ----
Denominator for basic income per share:
   Weighted average number of common
      Shares outstanding during the year                            18,474             17,711            17,023

   Incremental common shares attributable
      to exercise of outstanding options
      (assuming proceeds would be used to
      purchase treasury stock)                                       1,621              1,499             1,442
                                                                    ------             ------            ------
Denominator for diluted income per share:                           20,095             19,210            18,465
                                                                    ======             ======            ======

Net income                                                         $13,469            $11,457           $13,123
                                                                   =======            =======           =======

Basic income per share                                               $0.73              $0.65             $0.77
                                                                     =====              =====             =====

Diluted income per share                                             $0.67              $0.60             $0.71
                                                                     =====              =====             =====


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